UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


        Date of Report (Date of earliest event reported): April 12, 2005


                                   VIACOM INC.
             (Exact name of registrant as specified in its charter)


             Delaware                001-09553             04-2949533
   (State or other jurisdiction     (Commission           (IRS Employer
         of incorporation)          File Number)      Identification Number)


                     1515 Broadway, New York, NY           10036
             (Address of principal executive offices)    (Zip Code)


                                 (212) 258-6000
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[  ] Written communications pursuant to Rule 425 under the Securities Act
     (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
     (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Section 1 - Registrant's Business and Operations

Item 1.01   Entry into a Material Definitive Agreement.

         On April 12, 2005, Viacom Inc. (the "Company") and Michael D. Fricklas, the Company's Executive Vice President, General Counsel and Secretary, entered into a letter agreement (the "Amendment") amending the terms of Mr. Fricklas' employment agreement dated as of May 1, 2000, as amended by the letter agreement dated April 1, 2003. The Amendment extends the term of Mr. Fricklas' employment through January 31, 2008 and provides for an increase to his existing annual base salary of $1 million to $1.25 million on January 1, 2006. Under the terms of the Amendment, the amount of deferred compensation earned by Mr. Fricklas, which currently accrues at an annual rate of $100,000 through April 30, 2005 and $175,000 for the balance of 2005, will be increased beginning on January 1, 2006 to an annual rate of $250,000. The Amendment also provides that Mr. Fricklas' annual target bonus of $1 million for the 2005 calendar year will be increased to 100% of the sum of his salary and deferred compensation beginning with the 2006 calendar year and for subsequent calendar years during the term of his employment. Additionally, the Amendment provides that, beginning with the 2006 calendar year, Mr. Fricklas will be eligible to receive annual grants of long-term compensation, as determined by the Company's Compensation Committee, based on a target value of $3 million. Mr. Fricklas' term life insurance coverage will also be increased to $5 million with effect from January 1, 2006 for the balance of his employment term under the terms of the Amendment.

         In addition, as the Company has previously announced that it is exploring the separation of Viacom Inc. into two businesses, the Amendment provides that the Company may, in its discretion, assign Mr. Fricklas' employment agreement to the publicly held parent corporation of either of the two businesses that would be created by such a separation. In such event, the restrictive covenants contained in Mr. Fricklas' employment agreement, including provisions relating to non-competition, non-solicitation of employees and protection of confidential information, will apply to the benefit of both businesses until one year after the date of the separation and thereafter only to the business with which Mr. Fricklas is employed at the time of termination of his employment. The Amendment also provides that it shall not be considered "Good Reason" (as such term is defined in the employment agreement) or a breach of the Company's obligations under the employment agreement if Mr. Fricklas is assigned duties directly comparable to those set forth in his employment agreement for one of the succeeding businesses, reports to the Chairman or the Chief Executive Officer of such business directly with a title no less than the title currently held by Mr. Fricklas with the Company, and the financial statements of the succeeding business report no less than 30% of the consolidated revenues and OIBDA, respectively, of Viacom Inc. for the year ended December 31, 2004.

         The foregoing description is qualified in its entirety by reference to the Amendment which is attached hereto as Exhibit 10.1, as well as the Employment Agreement dated May 1, 2000 filed with the Securities and Exchange Commission as Exhibit 10.3 to the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 2000 and the Letter Agreement dated April 1, 2003 filed with the Securities and Exchange Commission as Exhibit 10(a) to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2003, the terms of which agreements are incorporated herein by reference.



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Section 9 - Financial Statements and Exhibits

Item 9.01   Financial Statements and Exhibits.

(c) Exhibits.

     Exhibit Number     Description of Exhibit

     10.1 Letter Agreement dated April 12, 2005 amending the Employment Agreement between Viacom Inc. and Michael D. Fricklas.



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                                    SIGNATURE



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                       VIACOM INC.
                                       (Registrant)


                                       By:  /s/ MICHAEL D. FRICKLAS
                                          ------------------------------------
                                          Michael D. Fricklas
                                          Executive Vice President, General
                                          Counsel and Secretary




Date:  April 15, 2005



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                                 Exhibit Index

     Exhibit Number    Description of Exhibit

     10.1 Letter Agreement dated April 12, 2005 amending the Employment Agreement between Viacom Inc. and Michael D. Fricklas.